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FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
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                                                             SIX
                                                          MONTHS
                                                           ENDED                                            YEARS ENDED DECEMBER 31,
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                                                        JUNE 30,
                                                            1999           1998         1997         1996         1995         1994
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                      $      2,375          3,965        3,793        3,534        3,409        2,747
  Fixed charges, excluding capitalized
    interest                                               1,677          3,504        2,526        2,224        1,821        1,110
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        Earnings                                (A) $      4,052          7,469        6,319        5,758        5,230        3,857
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Interest, excluding interest on deposits            $      1,625          3,395        2,420        2,120        1,716        1,013
One-third of rents                                            52            109          106          104          105           97
Capitalized interest                                            -             -               -         5            4            1
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        Fixed charges                           (B) $      1,677          3,504        2,526        2,229        1,825        1,111
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                   (A)/(B)     2.42 X         2.13         2.50         2.58         2.87         3.47
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                      $      2,375          3,965        3,793        3,534        3,409        2,747
  Fixed charges, excluding capitalized
    interest                                               3,623          7,820        6,674        6,255        5,837        3,836
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        Earnings                                (C) $      5,998         11,785       10,467        9,789        9,246        6,583
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Interest, including interest on deposits            $      3,571          7,711        6,568        6,151        5,732        3,739
One-third of rents                                            52            109          106          104          105           97
Capitalized interest                                            -             -               -         5            4            1
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        Fixed charges                           (D) $      3,623          7,820        6,674        6,260        5,841        3,837
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                   (C)/(D)     1.66 X         1.51         1.57         1.56         1.58         1.72
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